FIRST AMENDMENT TO PURCHASE AGREEMENT
(Scottsburg Healthcare Center)

This First Amendment to Purchase Agreement (Scottsburg Healthcare Center) is made effective November _, 2008 by and between Vantage Medical, Inc., a Texas corporation, ("Purchaser") and National Assistance Bureau, Inc., an Indiana non-profit corporation ("Seller").

Recitals

A.

The parties entered into a Purchase Agreement (Scottsburg Healthcare Center) dated as of October 9, 2008 (the “Purchase Agreement”, all capitalized terms used herein and not otherwise defined having the meanings ascribed to them in the Purchase Agreement.)

B.

The parties wish to amend the Purchase Agreement as more particularly set forth herein.

Accordingly, in consideration of the terms, conditions and covenants contained in the Purchase Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Purchase Agreement as follows:

1.

Section 6(D) of the Purchase Agreement is amended by deleting the second sentence in its entirety and substituting the following in lieu thereof:

"Should a Report disclose unlawful environmental conditions which materially adversely affect the condition and operations of the Facility, Purchaser shall so notify Seller by December 14, 2008, and Seller shall be given a reasonable time, not to exceed thirty (30) days in which to correct any such deficiencies or condition."

2.

The Purchase Agreement is unchanged except as specifically set forth herein.

IN WITNESS WHEREOF, each of the parties has caused this First Amendment to Purchase Agreement (Scottsburg Healthcare Center) to be executed on the day first written above.

[Signature page follows]

SIGNATURES

PURCHASER;

SELLER:

Vantage Medical, Inc.

National Assistance Bureau, Inc.

By:  /s/ William F. Smith, President

By:  /s/ William R. Hill, President